UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  November 24, 2009

YesDTC Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-155178
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11693 San Vicente Blvd. #431, Los Angeles, CA	90049
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 430-5771

PR Complete Holdings, Inc.
(Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 24, 2009, we filed our Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada in order to, among other things:

●	change our name from “PR Complete Holdings, Inc.” to “YesDTC, Inc.”;

●
change our authorized capital to 900,000,000 shares of common stock, par value $0.0001 per share, and 100,000,000 shares of preferred stock, par value $0.0001 per share, from 500,000,000 common shares, par value $0.001 per share, and 10,000,000 preferred shares, par value $0.001 per share;

●
create a “blank check” preferred, granting our board of directors the authority, subject to any limitations prescribed by law, without further vote or action by our stockholders, to authorize and issue from time to time shares of preferred stock in one or more series, with such designations, preferences, voting powers, qualifications and special or relative rights or privileges, as shall be determined by our board of directors;

●	add an indemnification for our directors and officers to the fullest extent permitted by the provisions of the Nevada Revised Statutes (the “NRS”); and

●	eliminate the individual liability of our directors and officers to the fullest extent permitted by the provisions of the NRS.

On November 24, 2009, we filed a further amendment to our Articles of Incorporation to change our name from “YesDTC, Inc.” to “YesDTC Holdings, Inc.”

Item 9.01   Financial Statements and Exhibits.

 (d)      Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation filed on November 24, 2009
3.2	Certificate of Amendment filed on November 24, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  December 10, 2009

YESDTC HOLDINGS, INC.

By:	/s/ Chrissy Albice
Name: Chrissy Albice
Title: President and CEO

INDEX TO EXHIBITS

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation filed on November 24, 2009
3.2	Certificate of Amendment filed on November 24, 2009